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                            ATRIA COMMUNITIES, INC.
      PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ATRIA COMMUNITIES, INC.
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY   , 1998

   The undersigned hereby appoints W. Patrick Mulloy, II and J. Timothy Wesley, or either of them, with the individual power of substitution, proxies to vote all shares of Common Stock of ATRIA COMMUNITIES, INC. that the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held in Louisville, Kentucky on July , 1998, and at any reconvened meeting following any adjournment thereof. Said proxies will vote on the proposal set forth in the Notice of Special Meeting and Proxy Statement as specified on this card, and are authorized to vote in their discretion as to any other matters that may properly come before the meeting.

1. To consider and vote upon a proposal to approve and adopt: (A) the Agreement and Plan of Merger, dated as of April 19, 1998, as amended (the 'Merger Agreement'), among the Company, Kapson Senior Quarters Corp., a Delaware corporation ('Parent'), KA Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ('Merger Sub'), pursuant to which, among other things, (a) Merger Sub will be merged with and into the Company (the 'Merger'), with the Company continuing as the surviving corporation (the 'Surviving Corporation') and pursuant to which the separate existence of Merger Sub will cease, (b) each outstanding share of the Company's common stock, par value $.10 per share (the 'Common Stock'), except (i) shares of Common Stock held by the Company (as treasury stock), Parent or their respective subsidiaries, (ii) 1,234,568 shares (the 'Retained Shares') of the 10,000,000 shares of Common Stock held by Vencor Holdings, L.L.C. ('VHLLC'), a Delaware limited liability company and indirect wholly owned subsidiary of Vencor, Inc. ('Vencor'), and (iii) shares beneficially owned by persons who perfect their appraisal rights under applicable Delaware law, will be converted into the right to receive $20.25 in cash, without interest, (c) each outstanding share of Common Stock held by the Company (as treasury stock), Parent or Merger Sub will be canceled without consideration, (d) each of the Retained Shares held by VHLLC and each of the other shares of Common Stock held by subsidiaries of the Company or Parent (excluding Merger Sub) will be converted into and become one share of Common Stock, par value $.01 per share, of the Surviving Corporation ('Recapitalized Common Stock'), and
   (e) each of the 1,000 outstanding shares of Merger Sub common stock, par value $.01 per share, will be converted into 9,135.802 shares of Recapitalized Common Stock; and (B) the Merger.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THIS PROPOSAL.


          FOR / /               AGAINST / /              ABSTAIN / /



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IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE 'FOR' THE ABOVE PROPOSAL. THE
PROXIES WILL VOTE WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                            , 1998
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Signature


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Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE